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                                                                   EXHIBIT 10.31

                             HANCOCK FABRICS, INC.

                          1991 STOCK COMPENSATION PLAN

                           FOR NONEMPLOYEE DIRECTORS

     1. PURPOSE OF THE PLAN. The Hancock Fabrics, Inc. 1991 Stock Compensation Plan for Nonemployee Directors ("Plan") is intended to provide an incentive for ownership of the Company's common stock ("common stock") by nonemployee directors by providing opportunities for them to elect to defer all or a portion of their annual cash compensation for services rendered as a director into common stock subject to certain conditions.

     2. SCOPE AND DURATION OF THE PLAN. Elections may be made from time to time during the life of the Plan. Unless sooner terminated pursuant to Paragraph 9, the Plan shall terminate on December 11, 2001 and thereafter no elections may be made under the Plan. Termination of the Plan shall have no effect on elections theretofore made. The aggregate number of shares of common stock as to which elections may be made under the Plan shall not exceed 50,000 shares (subject to adjustment as provided in the Plan). Such shares may consist, in whole or in part, of authorized but unissued shares or shares reacquired by the Company and not reserved for any other purpose.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Chief Executive Officer, the Executive Vice President and the Chief Financial Officer of the Company (collectively, "Committee"), none of whom is eligible to participate in the Plan and who shall otherwise be "disinterested persons" as defined in the regulations promulgated under Section 16 of the Securities Exchange Act of 1934, as amended

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("Exchange Act"). The acts of a majority of members of the Committee present at any meeting at which a quorum is present and acts unanimously approved in writing by the Committee shall be deemed the acts of the Committee. The Committee shall have full authority in its discretion, but subject to the express provisions of the Plan: to determine the time or times at which elections may be made; to determine the number of shares to be covered by each election; to determine the terms and provisions of any instrument relating to elections and receipt of common stock under the Plan, including any legend on any certificate representing common stock received pursuant to the Plan; to determine whether and to what extent adjustments shall be made pursuant to the provisions of Paragraph 8; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make any other determinations deemed necessary to or advisable for the administration of the Plan. All determinations of the Committee shall be conclusive upon all persons, and no member of the Committee or of the Board of Directors ("Board") shall have any liability in respect thereof.

      4. ELIGIBILITY FACTORS FOR PARTICIPATION. Only directors of the Company who are not also employees shall be eligible to participate under the Plan. An election by a director to receive common stock shall not disqualify that director for a further election or elections under the Plan.

     *5. PARTICIPATION. Each eligible director may elect, as to each Plan year commencing during the term of the Plan, to receive common stock in lieu of all or part of his or her cash compensation payable for services rendered as a director for such year. Such amount shall be the election amount divided by the average of the fair market values

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of the common stock on each of the closing dates of the four fiscal quarters immediately preceding the date of such determination.

     6. STOCK CERTIFICATES. The stock certificate or certificates registered in the name of the participant and representing common stock as to which an election has been made pursuant to Paragraph 5 shall be issued, and the participant shall be entitled to the delivery thereof, upon the earliest of:

          (a)  The end of the Plan year to which a prior election relates;

          (b)  The date on which the participant ceases to be a director; and

          (c)  The occurrence of a change of control.

Notwithstanding any other provisions of the Plan, no certificate for common stock shall be issued prior to six months from the date of an election to receive common stock pursuant to the Plan. No rights of a shareholder in respect of such common stock shall inure to any person prior to the issuance of the certificate or certificates representing such stock.

     7. NONTRANSFERABILITY. Common stock to be received under the Plan shall not be transferable, other than in the event of a participant's death to a designated beneficiary as provided in the Plan or, in the absence of such designation, by will or the laws of descent and distribution.

     8. ADJUSTMENTS. The Committee may make such adjustment, as the Committee determines to be appropriate, in the number of shares of common stock subject to elections and in the number of shares as to which elections may be made in order to compensate for the effect of any change in the Company's capitalization or structure or in the common stock (including, without limitation, any change arising through the

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declaration of stock dividends, whether payable in shares of stock of the
Company or any of its subsidiaries, or through reorganization, recapitalization, partial liquidation, merger, consolidation or similar event, or through the sale or exchange of all or substantially all of the Company's assets, or through stock splitups or combinations or exchanges of shares) or of any stock purchased pursuant to a tender offer by the Company or any other party.

     9. EFFECTIVENESS OF THE PLAN. The Plan shall become effective on December 12, 1991, subject to the approval of the Plan by the Company's shareholders.

     10. AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend or terminate the Plan at any time. No amendment adopted without approval of the Company's shareholders shall materially increase the number of shares of common stock as to which elections may be made under the Plan, materially modify the requirements as to eligibility for participation in the Plan or materially increase the benefits accruing under the Plan. No amendment or termination of the Plan shall affect the rights of a participant pursuant to the Plan, except with the participant's consent.

     11. LISTING AND REGISTRATION OF COMMON STOCK. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of common stock paid under the Plan. The Plan shall be subject to the requirement that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the common stock contemplated by the Plan upon any securities exchange of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of the common stock or delivery of the related certificate pursuant to the Plan, no common stock may be issued and no certificate

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representing any common stock may be delivered unless and until the listing, registration, qualification, consent or approval shall have been effected or obtained, and maintained, free of any conditions not acceptable to the Committee. If the common stock to be issued under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     12. TAXES. The Committee shall have the right to require, prior to the issuance of, or delivery of any certificates representing, any common stock issued under the Plan, that the participant pay to the Company the amount of any taxes which the Company is required to collect with respect to such stock. If permitted so to do by the Committee, such participant may satisfy any withholding tax obligation with respect to such stock by allowing the Company to retain a sufficient number of shares of such stock to cover the amount required to be collected.

     13. DEFINITIONS. As used in the Plan, the following terms are defined as follows:

          (a) Company - Hancock Fabrics, Inc., a Delaware corporation, its subsidiaries and their successors and assigns.

          (b) Subsidiary - A corporation of which the Company owns stock having fifty percent (50%) or more of the total vesting power.

          (c) Participant - A director who has made an election to receive common stock pursuant to the Plan.

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          (d)  Plan year - That period of approximately twelve (12) months
(commencing the day following an annual meeting of shareholders of the Company and ending on the day of the next annual meeting of shareholders of the Company) during which a participant's compensation for services rendered as a director is earned.

          (e)  Fair market value of the common stock on any given date -

               (i) The closing price of the common stock or if there is no closing price, the average of the lowest and highest selling prices of the common stock

                     (A) as reported in the "New York Stock Exchange - Composite Transactions," or

                     (B) if the common stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the common stock is listed or admitted to trading, or

               (ii) if the common stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or

               (iii) if on any such date the common stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the common stock selected by the Committee, on such date, or if that date is not a "trading day," on the next preceding

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trading day. "Trading day" shall mean a day on which the principal national securities exchange on which the common stock is listed or admitted to trading is open for the transaction of business or, if the common stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If the common stock is not publicly held or not so listed or traded, the fair market value of the common stock on that date shall mean the fair value per share as determined in good faith by the Committee, whose determination shall be final.

          (f) Change of Control - A change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a change of control shall be deemed to have occurred if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or (ii) individuals who constitute the Board as of the effective date of the Plan ("incumbent Board") cease for any reason to constitute at least two-thirds thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of (or if less, all but one of) the directors constituting the incumbent Board (other than an

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election or nomination in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the incumbent Board.






*As amended June 8, 1995






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